NEWS

Marriott International Reports Fourth Quarter and Full Year 2025 Results

•Fourth quarter 2025 RevPAR1 increased 1.9 percent worldwide, with 6.1 percent growth in international markets and a 0.1 percent decline in U.S. & Canada. For full year 2025, RevPAR increased 2.0 percent worldwide, with 5.1 percent growth in international markets and 0.7 percent increase in U.S. & Canada

•Fourth quarter reported diluted EPS totaled $1.65 and adjusted diluted EPS totaled $2.58. For the full year, reported diluted EPS totaled $9.51 and adjusted diluted EPS totaled $10.02

•Fourth quarter reported net income totaled $445 million and adjusted net income totaled $695 million. For the full year, reported net income totaled $2,601 million and adjusted net income totaled $2,742 million

•Fourth quarter adjusted EBITDA totaled $1,402 million. For the full year, adjusted EBITDA totaled $5,383 million

•With gross rooms additions of nearly 100,000 rooms globally during 2025, net rooms grew over 4.3 percent from year-end 2024

•At the end of the year, Marriott’s worldwide development pipeline reached a new record and totaled approximately 4,100 properties and nearly 610,000 rooms, with 43 percent of pipeline rooms under construction including rooms that are pending conversion

•The company returned over $4.0 billion to shareholders through dividends and share repurchases in 2025

•For full year 2026, we expect worldwide RevPAR to rise 1.5 to 2.5 percent, net rooms growth of 4.5 to 5 percent, adjusted EBITDA2 growth of 8 to 10 percent and more than $4.3 billion of capital returns to shareholders

For a summary of fourth quarter and full year 2025 highlights, please visit: https://news.marriott.com/static-assets/component-resources/newscenter/earnings/2025/2025-q4-earnings-infographic.pdf

1All occupancy, Average Daily Rate (ADR) and Revenue Per Available Room (RevPAR) statistics and estimates are systemwide constant dollar. Unless otherwise stated, all changes refer to year-over-year changes for the comparable period. Occupancy, ADR and RevPAR comparisons between 2025 and 2024 reflect properties that are comparable in both years.
2Adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA) for full year 2026 does not include cost reimbursement revenue, reimbursed expenses, restructuring and merger-related recoveries/charges, and other expenses, income tax special items, or any potential asset sales or property or brand acquisitions that may occur during the year, each of which the company cannot forecast with sufficient accuracy and without unreasonable efforts, and which may be significant. See the press release schedules for the adjusted EBITDA calculation.

BETHESDA, MD – February 10, 2026 - Marriott International, Inc. (Nasdaq: MAR) today reported fourth quarter and full year 2025 results.

Anthony Capuano, President and Chief Executive Officer, said, “Marriott delivered excellent results in 2025, reflecting the strength of our brands, delivery of great experiences to our customers and continued momentum in development activity. For the full year, net rooms grew over 4.3 percent, worldwide RevPAR increased 2 percent, and our fee‑driven, asset‑light business model continued to generate substantial cash, enabling over $4.0 billion of capital returns to shareholders.

“In the fourth quarter, worldwide RevPAR rose 1.9 percent, driven by ADR gains. International RevPAR increased 6 percent, led by EMEA and APEC, benefiting from solid leisure transient and cross-border travel. In the U.S. & Canada, RevPAR was roughly flat, reflecting the impact of the extended government shutdown primarily on the business transient segment. Globally, our luxury hotels continued to outperform during the quarter, with RevPAR rising over 6 percent, and performance moderating down the chain scales. Our global RevPAR index, which remains at a significant premium to peers, rose in the fourth quarter and for the full year.

“Our development team signed approximately 163,000 organic rooms during the year, and our global pipeline expanded to nearly 610,000 rooms at the end of December, up roughly 6 percent from year-end 2024. Conversions contributed about one‑third of organic room signings and gross room additions, underscoring the continued attractiveness of our brands to owners around the world.

“We continue to enhance our portfolio to meet the evolving needs of our guests. During the fourth quarter, we completed the integration of the citizenM portfolio, adding 37 hotels and nearly 8,800 rooms to our system. We marked the opening of the first 37 Series by Marriott hotels in India and expanded the brand into the U.S. and Canada, with its first two properties opening just months after the brand’s regional debut.

“In 2025, we added approximately 43 million members to Marriott Bonvoy, bringing total membership to nearly 271 million at year‑end. By delivering unique travel and related experiences across hotel stays and beyond, Marriott Bonvoy continued to drive strong engagement. Member stays in 2025 accounted for 75 percent of room nights in the U.S. & Canada and 68 percent globally.

“I am proud of the results we delivered this year and am incredibly optimistic about the future, given our unmatched global distribution, compelling brand portfolio and Marriott Bonvoy loyalty platform, combined with our powerful cash generating, asset‑light business model. As we look ahead, we remain focused on the disciplined execution of our growth strategy, delivering exceptional experiences for our guests, strong performance for our owners, and long‑term value for our shareholders.”

Fourth Quarter 2025 Results
Franchise and base management fees totaled $1,186 million in the 2025 fourth quarter, a 5 percent increase compared to franchise and base management fees of $1,128 million in the year-ago quarter. The increase was primarily driven by rooms growth, RevPAR increases and higher co-branded credit card fees.

Incentive management fees totaled $239 million in the 2025 fourth quarter, compared to $206 million in the 2024 fourth quarter, driven by significant year-over-year increases in the U.S. & Canada, as well as growth in the APEC, EMEA and Greater China regions. Managed hotels in international markets contributed roughly two-thirds of the incentive fees earned in the quarter.

Owned, leased, and other revenue, net of owned, leased, and other expense3, totaled $41 million in the 2025 fourth quarter, compared to $72 million in the 2024 fourth quarter. Owned, leased, and other expense in the 2025 fourth quarter included $23 million of expenses related to the termination of our licensing agreement with Sonder Holdings Inc., which are excluded from our adjusted results. Owned, leased, and other revenue, net of direct expenses, excluding the impact of the reclassification discussed in footnote 3 below, would have totaled $106 million in the 2025 fourth quarter, compared to $100 million in the 2024 fourth quarter.

General and administrative expenses3 for the 2025 fourth quarter totaled $241 million, compared to $261 million in the year-ago quarter, primarily driven by lower compensation costs and litigation expenses. Had we not undertaken the reclassification, general, administrative, and other expenses would have totaled $306 million in the 2025 fourth quarter, and would have included $23 million of expenses related to the Sonder termination, compared to $289 million in the year-ago quarter.

Interest expense, net, totaled $199 million in the 2025 fourth quarter, compared to $170 million in the year-ago quarter. The increase was largely due to higher interest expense associated with higher debt balances.

Marriott’s reported operating income totaled $777 million in the 2025 fourth quarter, compared to 2024 fourth quarter reported operating income of $752 million. Reported net income totaled $445 million in the 2025 fourth quarter, a 2 percent decrease compared to 2024 fourth quarter reported net income of $455 million. Reported diluted earnings per share (EPS) totaled $1.65 in the quarter, compared to reported diluted EPS of $1.63 in the year-ago quarter.

3In the 2025 fourth quarter, to enhance understanding of the Company’s general and administrative costs, we reclassified amounts attributable to other expenses previously reported under the “General, administrative, and other” caption to the “Owned, leased, and other expense” caption of our Income Statements. Please see the Income Statement Reclassification section of this press release for additional information. We refer to this reclassification as “the reclassification” in this press release.

Adjusted operating income in the 2025 fourth quarter totaled $1,155 million, compared to 2024 fourth quarter adjusted operating income of $1,072 million. Fourth quarter 2025 adjusted net income totaled $695 million, compared to 2024 fourth quarter adjusted net income of $686 million. Adjusted diluted EPS in the 2025 fourth quarter totaled $2.58, compared to adjusted diluted EPS of $2.45 in the year-ago quarter.

Adjusted results excluded cost reimbursement revenue, reimbursed expenses, restructuring and merger-related recoveries/charges, and other expenses, and impairment charges and expenses related to the Sonder termination. See the press release schedules for the calculation of adjusted results and the manner in which the adjusted measures are determined in this press release.

Adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA) totaled $1,402 million in the 2025 fourth quarter, a 9 percent increase compared to fourth quarter 2024 adjusted EBITDA of $1,286 million. See the press release schedules for the adjusted EBITDA calculation.

Income Statement Reclassification
In the 2025 fourth quarter, to enhance understanding of the Company’s general and administrative costs, we reclassified amounts attributable to other expenses previously reported under the “General, administrative, and other” caption to the “Owned, leased, and other expense” caption of our Income Statements. The expenses that were reclassified from “General, administrative, and other” are certain costs associated with our property-related fee revenues, such as guarantee expense, provision for credit losses, and certain brand-related or property-related expenses, as well as costs associated with certain third-party agreements. Please refer to the Consolidated Operating Income - As Reclassified section in the press release schedules for information about the effects of the reclassification on the three and twelve months ended December 31, 2025 and December 31, 2024 consolidated operating costs and expenses, and to the Expense Captions - As Reclassified section for information about the affected expense captions, as reclassified, for each quarter and the full fiscal year of 2025.

Selected Performance Information
Net rooms grew over 4.3 percent from year-end 2024, as the company added roughly 73,600 net rooms during the year, including approximately 51,600 net rooms in international markets. At the end of the year, Marriott’s global system totaled over 9,800 properties, with nearly 1,780,000 rooms.

At year-end, the company’s worldwide development pipeline totaled 4,056 properties with nearly 610,000 rooms, including 234 properties with over 35,000 rooms approved for development, but not yet subject to signed contracts. The year-end pipeline included 1,648 properties with nearly 265,000 rooms under construction, including hotels that are in the process of converting to our system. Over half of the rooms in the year-end pipeline are in international markets.

In the 2025 fourth quarter, worldwide RevPAR increased 1.9 percent (a 2.4 percent increase using actual dollars) compared to the 2024 fourth quarter. RevPAR in the U.S. & Canada declined 0.1 percent (a 0.1 percent decrease using actual dollars) year-over-year, and RevPAR in international markets increased 6.1 percent (a 7.6 percent increase using actual dollars) year-over-year.

Balance Sheet & Common Stock
At year-end 2025, Marriott’s total debt was $16.2 billion and cash and equivalents totaled $0.4 billion, compared to $14.4 billion in debt and $0.4 billion of cash and equivalents at year-end 2024.

The company repurchased 3.5 million shares of common stock in the 2025 fourth quarter for $1.0 billion. For full year 2025, Marriott repurchased 12.1 million shares for $3.3 billion. Year-to-date through February 6, the company has repurchased 1.1 million shares for $350 million.

Company Outlook
The Company's updated outlook generally assumes the continuation of the current macro-economic environment. The outlook includes around a 35 percent increase in the co-branded credit card fees that Marriott recognizes in franchise fees, primarily reflecting expected strong growth in spending across our global co-branded card portfolio and an increase in the royalty rate associated with the payments received from the credit card companies that Marriott recognizes in franchise fees. The outlook does not include any impact from the renegotiation of our U.S. co-branded cards, as those discussions are still ongoing.

	First Quarter 2026 vs. First Quarter 2025	Full Year 2026 vs. Full Year 2025
Comparable systemwide constant $ RevPAR growth
Worldwide	1.0% to 2.0%	1.5% to 2.5%

Year-End 2026 vs. Year-End 2025
Net rooms growth	4.5% to 5%

($ in millions, except EPS)	First Quarter 2026	Full Year 2026
Gross fee revenues	$1,365 to $1,380	$5,895 to $5,955
Owned, leased, and other revenue, net of owned, leased, and other expense	Approx. $15	$230 to $240
General and administrative expenses	$215 to $210	$895 to $875
Adjusted EBITDA[1,2]	$1,305 to $1,325	$5,840 to $5,930
Adjusted EPS – diluted[2,3]	$2.50 to $2.55	$11.32 to $11.57
Adjusted effective tax rate[2]	Approx. 24.5%	26.0% to 26.5%
Investment spending[4]		$1,000 to $1,100
Capital return to shareholders[5]		Over $4,300
1See the press release schedules for the adjusted EBITDA calculations.

2Adjusted EBITDA, Adjusted EPS – diluted, and Adjusted effective tax rate for first quarter and full year 2026 do not include cost reimbursement revenue, reimbursed expenses, restructuring and merger-related recoveries/charges, and other expenses, income tax special items, or any potential asset sales or property or brand acquisitions that may occur during the year, each of which the company cannot forecast with sufficient accuracy and without unreasonable efforts, and which may be significant.
3Assumes the level of capital return to shareholders noted above.
4Investment spending includes capital and technology expenditures, loan advances, contract acquisition costs, and other investing activities, but excludes any potential property or brand acquisitions, which we cannot forecast with sufficient accuracy and which may be significant.
5Assumes the level and types of investment spending noted above and that no asset sales, property acquisitions or brand acquisitions occur during the year.

Marriott International, Inc. (Nasdaq: MAR) will conduct its quarterly earnings review for the investment community and news media on Tuesday, February 10, 2026, at 8:30 a.m. Eastern Time (ET). The conference call will be webcast simultaneously via Marriott’s investor relations website at www.marriott.com/investor (click on “Events & Presentations” and click on the quarterly conference call link). A replay will be available at that same website until February 10, 2027.

The telephone dial-in number for the conference call is US Toll Free: 800-245-3047, or Global: +1 203-518-9765. The conference ID is MAR4Q25.

Note on forward-looking statements: All statements in this press release and the accompanying schedules are made as of February 10, 2026. We undertake no obligation to publicly update or revise these statements, whether as a result of new information, future events or otherwise. This press release and the accompanying schedules contain "forward-looking statements" within the meaning of federal securities laws, including statements related to our RevPAR, rooms growth and other financial metric estimates, outlook and assumptions; cash generation, shareholder returns, and shareholder value; our growth prospects and growth strategy; our development pipeline; owner preference and property performance; our co-branded credit card program; and similar statements concerning anticipated future events and expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous evolving risks and uncertainties that we may not be able to accurately predict or assess, including the risk factors that we describe in our U.S. Securities and Exchange Commission filings, including our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q. Any of these factors could cause actual results to differ materially from the expectations we express or imply in this press release.

Marriott International, Inc. (Nasdaq: MAR) is based in Bethesda, Maryland, USA, and encompasses a portfolio of compelling brands across luxury, premium, select, midscale, extended stay, and all-inclusive, with over 9,800 properties in 145 countries and territories, as of December 31, 2025. Marriott franchises, operates, and licenses hotel, residential, timeshare, yacht, outdoor, and other lodging products all around the world. The company offers Marriott Bonvoy®, its highly awarded travel platform. For more information, please visit our website at www.marriott.com, and for the latest company news, visit www.marriottnewscenter.com. In addition, connect with us on Facebook and @MarriottIntl on X and Instagram.

Marriott encourages investors, the media, and others interested in the company to review and subscribe to the information Marriott posts on its investor relations website at www.marriott.com/investor or Marriott’s news center website at www.marriottnewscenter.com, which may be material. The contents of these websites are not incorporated by reference into this press release or any report or document Marriott files with the U.S. Securities and Exchange Commission, and any references to the websites are intended to be inactive textual references only.

MEDIA & INVESTOR RELATIONS CONTACTS:
Melissa Froehlich Flood
Senior Vice President, Global Corporate Communications & Public Policy
Marriott International
newsroom@marriott.com

Jackie Burka McConagha
Senior Vice President, Investor Relations
Marriott International
jackie.mcconagha@marriott.com

Pilar Fernandez
Senior Director, Investor Relations
Marriott International
pilar.fernandez@marriott.com
IRPR#1
Tables follow

MARRIOTT INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF INCOME
FOURTH QUARTER 2025 AND 2024
($ in millions except per share amounts, unaudited)

			Percent
	Three Months Ended	Three Months Ended	Better/(Worse)
	December 31, 2025	December 31, 2024	2025 vs. 2024
REVENUES
Franchise fees[1]	$843	$795	6
Base management fees	343	333	3
Incentive management fees	239	206	16
Gross fee revenues	1,425	1,334	7
Contract investment amortization[2]	(49)	(27)	(81)
Net fee revenues	1,376	1,307	5
Owned, leased, and other revenue[3]	457	418	9
Cost reimbursement revenue[4]	4,857	4,704	3
	6,690	6,429	4

OPERATING COSTS AND EXPENSES
Owned, leased, and other expense[5]*	416	346	(20)
Depreciation, amortization, and other[6]	59	46	(28)
General and administrative[7]*	241	261	8
Restructuring and merger-related charges, and other	29	52	44
Reimbursed expenses[4]	5,168	4,972	(4)
	5,913	5,677	(4)

OPERATING INCOME	777	752	3

Gains and other income, net[8]	3	16	(81)
Interest expense	(208)	(180)	(16)
Interest income	9	10	(10)
Equity in earnings[9]	1	—	**

INCOME BEFORE INCOME TAXES	582	598	(3)

Provision for income taxes	(137)	(143)	4

NET INCOME	$445	$455	(2)

EARNINGS PER SHARE
Earnings per share - basic	$1.66	$1.63	2
Earnings per share - diluted	$1.65	$1.63	1

Basic shares (in millions)	268.5	278.9
Diluted shares (in millions)	269.4	280.1

* In the 2025 fourth quarter, we reclassified amounts attributable to other expenses previously reported under the “General, administrative, and other” caption to the “Owned, leased, and other expense” caption of our Income Statements. Please see the Consolidated Operating Income - As Reclassified section in these press release schedules for information about the effects of the reclassification.

** Calculated Percentage is not meaningful.
[1] Franchise fees include fees from our franchise and license agreements for lodging properties (including our timeshare properties), application and relicensing fees, co-branded credit card fees, residential branding fees, and other brand-related fees.

[2] Contract investment amortization includes amortization of capitalized costs to obtain contracts with customers and any related impairments.
[3] Owned, leased, and other revenue includes revenue from the properties we own or lease, termination fees, and other revenue.
[4] Cost reimbursement revenue includes reimbursements from hotel owners and certain other counterparties for property-level and centralized programs and services that we operate for their benefit. Reimbursed expenses include costs incurred by Marriott for certain property-level operating expenses and centralized programs and services that we operate for the benefit of our hotel owners and certain other counterparties.

[5] Owned, leased, and other expense includes operating expenses related to our owned or leased hotels, including lease payments and pre-opening expenses, and other expenses, such as expenses related to our Global Design services, certain costs associated with our property-related fee revenues (such as guarantee expense, provision for credit losses, and certain brand-related or property-related expenses), and costs associated with certain third-party agreements.

[6] Depreciation, amortization, and other expenses include depreciation for fixed assets, amortization of acquired contracts, software, and other definite-lived intangible assets, and any related impairments, accelerations, or write-offs.

[7] General and administrative expenses include our corporate and business segments overhead costs and general expenses.
[8] Gains and other income, net includes gains and losses on the sale of real estate, the sale of joint venture interests and other investments, and adjustments from other equity investments.
[9] Equity in earnings include our equity in earnings or losses of unconsolidated equity method investments.

MARRIOTT INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF INCOME
FULL YEAR 2025 AND 2024
($ in millions except per share amounts, unaudited)

			Percent
	Twelve Months Ended	Twelve Months Ended	Better/(Worse)
	December 31, 2025	December 31, 2024	2025 vs. 2024
REVENUES
Franchise fees[1]	$3,325	$3,113	7
Base management fees	1,322	1,288	3
Incentive management fees	791	769	3
Gross fee revenues	5,438	5,170	5
Contract investment amortization[2]	(135)	(103)	(31)
Net fee revenues	5,303	5,067	5
Owned, leased, and other revenue[3]	1,679	1,551	8
Cost reimbursement revenue[4]	19,204	18,482	4
	26,186	25,100	4

OPERATING COSTS AND EXPENSES
Owned, leased, and other expense[5]*	1,461	1,329	(10)
Depreciation, amortization, and other[6]	213	183	(16)
General and administrative[7]*	870	945	8
Restructuring and merger-related (recoveries) charges, and other	(2)	77	103
Reimbursed expenses[4]	19,503	18,799	(4)
	22,045	21,333	(3)

OPERATING INCOME	4,141	3,767	10

Gains and other income, net[8]	9	31	(71)
Interest expense	(809)	(695)	(16)
Interest income	42	40	5
Equity in earnings[9]	11	8	38

INCOME BEFORE INCOME TAXES	3,394	3,151	8

Provision for income taxes	(793)	(776)	(2)

NET INCOME	$2,601	$2,375	10

EARNINGS PER SHARE
Earnings per share - basic	$9.53	$8.36	14
Earnings per share - diluted	$9.51	$8.33	14

Basic shares (in millions)	272.9	284.2
Diluted shares (in millions)	273.6	285.2

* In the 2025 fourth quarter, we reclassified amounts attributable to other expenses previously reported under the “General, administrative, and other” caption to the “Owned, leased, and other expense” caption of our Income Statements. Please see the Consolidated Operating Income - As Reclassified section in these press release schedules for information about the effects of the reclassification.

[1] Franchise fees include fees from our franchise and license agreements for lodging properties (including our timeshare properties), application and relicensing fees, co-branded credit card fees, residential branding fees, and other brand-related fees.

[2] Contract investment amortization includes amortization of capitalized costs to obtain contracts with customers and any related impairments.
[3] Owned, leased, and other revenue includes revenue from the properties we own or lease, termination fees, and other revenue.
[4] Cost reimbursement revenue includes reimbursements from hotel owners and certain other counterparties for property-level and centralized programs and services that we operate for their benefit. Reimbursed expenses include costs incurred by Marriott for certain property-level operating expenses and centralized programs and services that we operate for the benefit of our hotel owners and certain other counterparties.

[5] Owned, leased, and other expense includes operating expenses related to our owned or leased hotels, including lease payments and pre-opening expenses, and other expenses, such as expenses related to our Global Design services, certain costs associated with our property-related fee revenues (such as guarantee expense, provision for credit losses, and certain brand-related or property-related expenses), and costs associated with certain third-party agreements.

[6] Depreciation, amortization, and other expenses include depreciation for fixed assets, amortization of acquired contracts, software, and other definite-lived intangible assets, and any related impairments, accelerations, or write-offs.

[7] General and administrative expenses include our corporate and business segments overhead costs and general expenses.
[8] Gains and other income, net includes gains and losses on the sale of real estate, the sale of joint venture interests and other investments, and adjustments from other equity investments.
[9] Equity in earnings include our equity in earnings or losses of unconsolidated equity method investments.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
($ in millions except per share amounts)

The following table presents our reconciliations of Adjusted operating income, Adjusted operating income margin, Adjusted net income, and Adjusted diluted earnings per share to the most directly comparable GAAP measure. Adjusted total revenues is used in the determination of Adjusted operating income margin.

	Three Months Ended			Twelve Months Ended
			Percent			Percent
	December 31,	December 31,	Better/	December 31,	December 31,	Better/
	2025	2024	(Worse)	2025	2024	(Worse)
Total revenues, as reported	$6,690	$6,429		$26,186	$25,100
Less: Cost reimbursement revenue	(4,857)	(4,704)		(19,204)	(18,482)
Add: Impairments related to Sonder Termination[1]	15	—		15	—
Adjusted total revenues†	1,848	1,725		6,997	6,618

Operating income, as reported	777	752		4,141	3,767
Less: Cost reimbursement revenue	(4,857)	(4,704)		(19,204)	(18,482)
Add: Reimbursed expenses	5,168	4,972		19,503	18,799
Add (Less): Restructuring and merger-related charges (recoveries), and other	29	52		(2)	77
Add: Impairments related to Sonder Termination[1]	15	—		15	—
Add: Expenses related to Sonder Termination[2]	23	—		23	—
Adjusted operating income†	1,155	1,072	8	4,476	4,161	8

Operating income margin	12%	12%		16%	15%
Adjusted operating income margin†	63%	62%		64%	63%

Net income, as reported	445	455		2,601	2,375
Less: Cost reimbursement revenue	(4,857)	(4,704)		(19,204)	(18,482)
Add: Reimbursed expenses	5,168	4,972		19,503	18,799
Add (Less): Restructuring and merger-related charges (recoveries), and other	29	52		(2)	77
Add: Impairments related to Sonder Termination[1]	15	—		15	—
Add: Expenses related to Sonder Termination[2]	23	—		23	—
Less: Gain on asset dispositions[3]	—	(11)		—	(11)
Income tax effect of above adjustments	(106)	(78)		(98)	(98)
Less: Income tax special items	(22)	—		(96)	—
Adjusted net income†	$695	$686	1	$2,742	$2,660	3

Diluted earnings per share, as reported	$1.65	$1.63		$9.51	$8.33
Adjusted diluted earnings per share†	$2.58	$2.45	5	$10.02	$9.33	7

† Denotes non-GAAP financial measures. Please see the Explanation of Non-GAAP Financial and Performance Measures section in these press release schedules for information about our reasons for providing these alternative financial measures and the limitations on their use.

[1] Impairments related to the termination of our licensing agreement with Sonder Holdings Inc. (the “Sonder Termination”) reported in Contract investment amortization.

[2] Expenses related to Sonder Termination reported in Owned, leased, and other expense.

[3] Gain on asset dispositions reported in Gains and other income, net.

MARRIOTT INTERNATIONAL, INC.
CONSOLIDATED OPERATING INCOME - AS RECLASSIFIED
FOURTH QUARTER AND FULL YEAR 2025 AND 2024
($ in millions)

In the 2025 fourth quarter, to enhance understanding of the Company’s general and administrative costs, we reclassified amounts attributable to other expenses previously reported under the “General, administrative, and other” caption to the “Owned, leased, and other expense” caption of our Income Statements. The expenses that were reclassified from “General, administrative, and other” are certain costs associated with our property-related fee revenues, such as guarantee expense, provision for credit losses, and certain brand-related or property-related expenses, as well as costs associated with certain third-party agreements. The following tables present the effects of the reclassification (also referred to in these schedules as the "reclass") on the three and twelve months ended December 31, 2025 and December 31, 2024 consolidated operating costs and expenses.

	Three Months Ended			Three Months Ended			Percent Better/(Worse) Before Reclass 2025 vs. 2024
	December 31, 2025			December 31, 2024
	Before Reclass	Reclass	As Reclassified	As Previously Reported	Reclass	As Reclassified
REVENUES
Franchise fees	$843	$—	$843	$795	$—	$795
Base management fees	343	—	343	333	—	333
Incentive management fees	239	—	239	206	—	206
Gross fee revenues	1,425	—	1,425	1,334	—	1,334
Contract investment amortization	(49)	—	(49)	(27)	—	(27)
Net fee revenues	1,376	—	1,376	1,307	—	1,307
Owned, leased, and other revenue	457	—	457	418	—	418
Cost reimbursement revenue	4,857	—	4,857	4,704	—	4,704
	6,690	—	6,690	6,429	—	6,429

OPERATING COSTS AND EXPENSES
Owned, leased, and other expense[1]	351	65	416	318	28	346	(10)
Depreciation, amortization, and other	59	—	59	46	—	46
General and administrative[2]	306	(65)	241	289	(28)	261	(6)
Restructuring and merger-related charges, and other	29	—	29	52	—	52
Reimbursed expenses	5,168	—	5,168	4,972	—	4,972
	5,913	—	5,913	5,677	—	5,677

OPERATING INCOME	$777	$—	$777	$752	$—	$752

	Twelve Months Ended			Twelve Months Ended			Percent Better/(Worse) Before Reclass 2025 vs. 2024
	December 31, 2025			December 31, 2024
	Before Reclass	Reclass	As Reclassified	As Previously Reported	Reclass	As Reclassified
REVENUES
Franchise fees	$3,325	$—	$3,325	$3,113	$—	$3,113
Base management fees	1,322	—	1,322	1,288	—	1,288
Incentive management fees	791	—	791	769	—	769
Gross fee revenues	5,438	—	5,438	5,170	—	5,170
Contract investment amortization	(135)	—	(135)	(103)	—	(103)
Net fee revenues	5,303	—	5,303	5,067	—	5,067
Owned, leased, and other revenue	1,679	—	1,679	1,551	—	1,551
Cost reimbursement revenue	19,204	—	19,204	18,482	—	18,482
	26,186	—	26,186	25,100	—	25,100

OPERATING COSTS AND EXPENSES
Owned, leased, and other expense[1]	1,301	160	1,461	1,200	129	1,329	(8)
Depreciation, amortization, and other	213	—	213	183	—	183
General and administrative[2]	1,030	(160)	870	1,074	(129)	945	4
Restructuring and merger-related (recoveries) charges, and other	(2)	—	(2)	77	—	77
Reimbursed expenses	19,503	—	19,503	18,799	—	18,799
	22,045	—	22,045	21,333	—	21,333

OPERATING INCOME	$4,141	$—	$4,141	$3,767	$—	$3,767

[1] Previously titled “Owned, leased, and other - direct.” The as reclassified amount includes $23 million of expenses related to the Sonder Termination.
[2] Previously titled “General, administrative, and other.” The amount before reclass includes $23 million of expenses related to the Sonder Termination.

MARRIOTT INTERNATIONAL, INC.
EXPENSE CAPTIONS - AS RECLASSIFIED
QUARTERLY AND FULL YEAR 2025
($ in millions)

As discussed in the Consolidated Operating Income - As Reclassified section of these press release schedules, we reclassified amounts attributable to other expenses previously reported under the “General, administrative, and other” caption to the “Owned, leased, and other expense” caption of our Income Statements. The following table includes the affected expense captions, as reclassified, for each quarter and the full fiscal year of 2025.

	Fiscal Year 2025
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
Owned, leased, and other revenue	$361	$441	$420	$457	$1,679
Owned, leased, and other expense	332	363	350	416	1,461
Owned, leased, and other revenue, net of owned, leased, and other expense	$29	$78	$70	$41	$218

General and administrative	$209	$210	$210	$241	$870

MARRIOTT INTERNATIONAL, INC.
TOTAL LODGING PRODUCTS BY OWNERSHIP TYPE
As of December 31, 2025

	US & Canada		Total International[1]		Total Worldwide
	Properties	Rooms	Properties	Rooms	Properties	Rooms
Franchised, Licensed, and Other	5,765	864,427	1,879	319,086	7,644	1,183,513
Courtyard by Marriott	931	125,431	143	26,350	1,074	151,781
Fairfield by Marriott	1,186	111,988	132	18,760	1,318	130,748
Residence Inn by Marriott	820	97,864	39	4,837	859	102,701
Marriott Hotels	237	75,161	85	23,610	322	98,771
Autograph Collection	158	35,468	170	33,958	328	69,426
Sheraton	141	43,708	86	23,780	227	67,488
SpringHill Suites by Marriott	566	66,200	—	—	566	66,200
TownePlace Suites by Marriott	567	56,962	—	—	567	56,962
Four Points by Sheraton	144	20,714	139	25,092	283	45,806
Westin	96	32,762	34	10,180	130	42,942
AC Hotels by Marriott	134	22,319	108	15,881	242	38,200
Moxy Hotels	48	8,224	117	22,339	165	30,563
Aloft Hotels	167	23,903	32	6,066	199	29,969
Tribute Portfolio	102	19,080	70	10,033	172	29,113
Renaissance Hotels	71	19,545	33	8,429	104	27,974
MGM Collection with Marriott Bonvoy	12	26,210	—	—	12	26,210
Delta Hotels by Marriott	67	15,076	41	7,926	108	23,002
Timeshare*	73	18,949	22	3,963	95	22,912
The Luxury Collection	15	7,812	66	14,203	81	22,015
City Express by Marriott	11	1,129	147	17,781	158	18,910
Design Hotels*	25	2,693	198	12,795	223	15,488
Element Hotels	99	13,110	6	936	105	14,046
Le Méridien	24	5,299	28	7,931	52	13,230
JW Marriott	13	6,327	15	3,264	28	9,591
citizenM	16	4,374	19	3,938	35	8,312
Four Points Flex by Sheraton	—	—	54	7,806	54	7,806
Protea Hotels by Marriott	—	—	38	3,371	38	3,371
Series by Marriott	2	164	37	2,597	39	2,761
Marriott Executive Apartments	—	—	9	1,803	9	1,803
Outdoor Collection by Marriott Bonvoy	32	1,532	—	—	32	1,532
W Hotels	1	1,117	1	226	2	1,343
Apartments by Marriott Bonvoy	2	381	3	275	5	656
The Ritz-Carlton Yacht Collection*	—	—	3	603	3	603
StudioRes	4	496	—	—	4	496
The Ritz-Carlton	1	429	1	20	2	449
St. Regis	—	—	1	172	1	172
Bvlgari	—	—	2	161	2	161
Owned/Leased	14	5,539	37	8,867	51	14,406
Sheraton	1	1,218	3	1,724	4	2,942
Marriott Hotels	2	1,304	5	1,631	7	2,935
Courtyard by Marriott	7	987	4	894	11	1,881
W Hotels	2	765	2	665	4	1,430
Westin	1	1,073	—	—	1	1,073
Protea Hotels by Marriott	—	—	5	912	5	912
JW Marriott	—	—	2	696	2	696
The Ritz-Carlton	—	—	2	548	2	548
Renaissance Hotels	—	—	2	505	2	505
The Luxury Collection	—	—	3	383	3	383
Autograph Collection	—	—	5	360	5	360
Residence Inn by Marriott	1	192	1	140	2	332
Tribute Portfolio	—	—	2	249	2	249
St. Regis	—	—	1	160	1	160

MARRIOTT INTERNATIONAL, INC.
TOTAL LODGING PRODUCTS BY OWNERSHIP TYPE
As of December 31, 2025

	US & Canada		Total International[1]		Total Worldwide
	Properties	Rooms	Properties	Rooms	Properties	Rooms
Managed	582	206,538	1,384	359,226	1,966	565,764
Marriott Hotels	97	55,394	193	61,137	290	116,531
Sheraton	23	18,928	182	58,600	205	77,528
Courtyard by Marriott	145	23,483	132	28,945	277	52,428
Westin	40	21,734	80	24,235	120	45,969
JW Marriott	23	13,191	77	27,413	100	40,604
The Ritz-Carlton	42	12,801	80	18,481	122	31,282
Four Points by Sheraton	1	134	100	26,468	101	26,602
Renaissance Hotels	21	9,065	53	16,533	74	25,598
Le Méridien	—	—	70	18,766	70	18,766
W Hotels	20	5,400	46	12,060	66	17,460
St. Regis	13	2,669	51	11,240	64	13,909
Residence Inn by Marriott	68	11,318	8	982	76	12,300
Gaylord Hotels	7	11,820	—	—	7	11,820
The Luxury Collection	6	2,296	42	8,030	48	10,326
Fairfield by Marriott	5	1,043	58	8,957	63	10,000
Aloft Hotels	2	505	42	9,342	44	9,847
Delta Hotels by Marriott	24	6,622	5	1,179	29	7,801
Autograph Collection	11	3,269	18	3,344	29	6,613
Marriott Executive Apartments	—	—	41	5,932	41	5,932
AC Hotels by Marriott	8	1,512	17	3,116	25	4,628
EDITION	5	1,379	17	3,238	22	4,617
Element Hotels	3	810	14	2,712	17	3,522
Moxy Hotels	1	380	15	3,099	16	3,479
Protea Hotels by Marriott	—	—	22	2,737	22	2,737
SpringHill Suites by Marriott	13	2,170	—	—	13	2,170
Tribute Portfolio	—	—	12	1,557	12	1,557
Bvlgari	—	—	7	646	7	646
TownePlace Suites by Marriott	4	615	—	—	4	615
citizenM	—	—	2	477	2	477
Residences	72	7,553	72	8,700	144	16,253
The Ritz-Carlton Residences	43	4,763	23	1,928	66	6,691
St. Regis Residences	11	1,279	14	1,916	25	3,195
W Residences	9	869	8	768	17	1,637
Marriott Residences	—	—	5	1,283	5	1,283
JW Marriott Residences	1	91	4	1,055	5	1,146
Westin Residences	3	266	3	413	6	679
Bvlgari Residences	—	—	5	526	5	526
Sheraton Residences	—	—	3	472	3	472
The Luxury Collection Residences	1	91	2	85	3	176
Tribute Portfolio Residences	—	—	1	137	1	137
Renaissance Residences	1	112	—	—	1	112
EDITION Residences	3	82	1	10	4	92
Le Méridien Residences	—	—	1	62	1	62
Autograph Collection Residences	—	—	2	45	2	45
Grand Total	6,433	1,084,057	3,372	695,879	9,805	1,779,936

[1] "International" refers to: (i) Europe, Middle East & Africa, (ii) Greater China, (iii) Asia Pacific excluding China, and (iv) Caribbean & Latin America.
* Timeshare, Design Hotels, and The Ritz-Carlton Yacht Collection counts are included in this table by geographical location. For external reporting purposes, these offerings are captured within “Unallocated corporate and other.”
Property and room counts presented by brand in the above table include certain hotels in our system that are not yet operating under such brand, but are expected to operate under such brand following the completion of planned renovations.

MARRIOTT INTERNATIONAL, INC.
TOTAL LODGING PRODUCTS BY TIER
As of December 31, 2025

	US & Canada		Total International[1]		Total Worldwide
Total Systemwide	Properties	Rooms	Properties	Rooms	Properties	Rooms
Luxury	209	61,361	476	108,497	685	169,858
JW Marriott	36	19,518	94	31,373	130	50,891
JW Marriott Residences	1	91	4	1,055	5	1,146
The Luxury Collection	21	10,108	111	22,616	132	32,724
The Luxury Collection Residences	1	91	2	85	3	176
The Ritz-Carlton	43	13,230	83	19,049	126	32,279
The Ritz-Carlton Residences	43	4,763	23	1,928	66	6,691
The Ritz-Carlton Yacht Collection*	—	—	3	603	3	603
W Hotels	23	7,282	49	12,951	72	20,233
W Residences	9	869	8	768	17	1,637
St. Regis	13	2,669	53	11,572	66	14,241
St. Regis Residences	11	1,279	14	1,916	25	3,195
EDITION	5	1,379	17	3,238	22	4,617
EDITION Residences	3	82	1	10	4	92
Bvlgari	—	—	9	807	9	807
Bvlgari Residences	—	—	5	526	5	526
Premium	1,198	407,720	1,443	338,884	2,641	746,604
Marriott Hotels	336	131,859	283	86,378	619	218,237
Marriott Residences	—	—	5	1,283	5	1,283
Sheraton	165	63,854	271	84,104	436	147,958
Sheraton Residences	—	—	3	472	3	472
Westin	137	55,569	114	34,415	251	89,984
Westin Residences	3	266	3	413	6	679
Autograph Collection	169	38,737	193	37,662	362	76,399
Autograph Collection Residences	—	—	2	45	2	45
Renaissance Hotels	92	28,610	88	25,467	180	54,077
Renaissance Residences	1	112	—	—	1	112
Le Méridien	24	5,299	98	26,697	122	31,996
Le Méridien Residences	—	—	1	62	1	62
Tribute Portfolio	102	19,080	84	11,839	186	30,919
Tribute Portfolio Residences	—	—	1	137	1	137
Delta Hotels by Marriott	91	21,698	46	9,105	137	30,803
MGM Collection with Marriott Bonvoy	12	26,210	—	—	12	26,210
Design Hotels*	25	2,693	198	12,795	223	15,488
Gaylord Hotels	7	11,820	—	—	7	11,820
Marriott Executive Apartments	—	—	50	7,735	50	7,735
Outdoor Collection by Marriott Bonvoy **	32	1,532	—	—	32	1,532
Apartments by Marriott Bonvoy	2	381	3	275	5	656
Select	4,936	594,238	1,193	216,351	6,129	810,589
Courtyard by Marriott	1,083	149,901	279	56,189	1,362	206,090
Fairfield by Marriott	1,191	113,031	190	27,717	1,381	140,748
Residence Inn by Marriott	889	109,374	48	5,959	937	115,333
Four Points by Sheraton	145	20,848	239	51,560	384	72,408
SpringHill Suites by Marriott	579	68,370	—	—	579	68,370
TownePlace Suites by Marriott	571	57,577	—	—	571	57,577
AC Hotels by Marriott	142	23,831	125	18,997	267	42,828
Aloft Hotels	169	24,408	74	15,408	243	39,816
Moxy Hotels	49	8,604	132	25,438	181	34,042
Element Hotels	102	13,920	20	3,648	122	17,568
citizenM	16	4,374	21	4,415	37	8,789
Protea Hotels by Marriott	—	—	65	7,020	65	7,020

MARRIOTT INTERNATIONAL, INC.
TOTAL LODGING PRODUCTS BY TIER
As of December 31, 2025

	US & Canada		Total International[1]		Total Worldwide
Total Systemwide	Properties	Rooms	Properties	Rooms	Properties	Rooms
Midscale	17	1,789	238	28,184	255	29,973
City Express by Marriott	11	1,129	147	17,781	158	18,910
Four Points Flex by Sheraton	—	—	54	7,806	54	7,806
Series by Marriott **	2	164	37	2,597	39	2,761
StudioRes	4	496	—	—	4	496
Timeshare*	73	18,949	22	3,963	95	22,912
Grand Total	6,433	1,084,057	3,372	695,879	9,805	1,779,936

[1] "International" refers to: (i) Europe, Middle East & Africa, (ii) Greater China, (iii) Asia Pacific excluding China, and (iv) Caribbean & Latin America.
* Timeshare, Design Hotels, and The Ritz-Carlton Yacht Collection counts are included in this table by geographical location. For external reporting purposes, these offerings are captured within “Unallocated corporate and other.”
 ** The Outdoor Collection by Marriott Bonvoy includes properties under both the Premium and Select quality tiers. Series by Marriott includes properties under both the Select and Midscale quality tiers.

Property and room counts presented by brand in the above table include certain hotels in our system that are not yet operating under such brand, but are expected to operate under such brand following the completion of planned renovations.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS
In Constant $

Comparable Company-Operated US & Canada Properties
	Three Months Ended December 31, 2025 and December 31, 2024
	RevPAR		Occupancy			Average Daily Rate
Brand	2025	vs. 2024	2025	vs. 2024		2025	vs. 2024
JW Marriott	$240.22	2.9%	69.2%	-1.2%	pts.	$347.04	4.7%
The Ritz-Carlton	$389.85	7.1%	65.8%	1.4%	pts.	$592.81	4.9%
W Hotels	$264.64	3.8%	66.9%	0.0%	pts.	$395.52	3.8%
Composite US & Canada Luxury[1]	$328.70	5.3%	67.9%	0.1%	pts.	$483.92	5.2%
Marriott Hotels	$166.03	1.3%	65.1%	-1.2%	pts.	$255.18	3.1%
Sheraton	$161.71	0.3%	63.8%	-1.7%	pts.	$253.32	3.0%
Westin	$179.70	5.0%	66.3%	0.5%	pts.	$271.00	4.1%
Composite US & Canada Premium[2]	$165.23	2.2%	65.0%	-0.6%	pts.	$254.19	3.2%
US & Canada Full-Service[3]	$201.25	3.3%	65.6%	-0.5%	pts.	$306.58	4.1%
Courtyard by Marriott	$105.91	-3.6%	63.0%	-2.2%	pts.	$168.12	-0.1%
Residence Inn by Marriott	$137.23	-5.4%	71.6%	-2.7%	pts.	$191.59	-1.9%
Composite US & Canada Select[4]	$120.16	-3.6%	66.5%	-2.2%	pts.	$180.65	-0.4%
US & Canada - All[5]	$182.43	2.2%	65.8%	-0.9%	pts.	$277.05	3.6%

Comparable Systemwide US & Canada Properties
	Three Months Ended December 31, 2025 and December 31, 2024
	RevPAR		Occupancy			Average Daily Rate
Brand	2025	vs. 2024	2025	vs. 2024		2025	vs. 2024
JW Marriott	$229.59	2.9%	69.8%	0.0%	pts.	$328.97	2.9%
The Ritz-Carlton	$387.50	7.0%	66.0%	1.2%	pts.	$586.93	5.0%
W Hotels	$264.64	3.8%	66.9%	0.0%	pts.	$395.52	3.8%
Composite US & Canada Luxury[1]	$303.12	4.9%	68.5%	0.4%	pts.	$442.41	4.3%
Marriott Hotels	$134.61	0.5%	63.4%	-1.0%	pts.	$212.36	2.0%
Sheraton	$125.27	-0.8%	63.0%	-1.2%	pts.	$198.78	1.0%
Westin	$160.19	2.2%	66.2%	0.2%	pts.	$242.02	2.0%
Composite US & Canada Premium[2]	$141.26	0.8%	64.3%	-0.7%	pts.	$219.58	1.8%
US & Canada Full-Service[3]	$159.36	1.6%	64.8%	-0.6%	pts.	$245.92	2.5%
Courtyard by Marriott	$103.33	-1.6%	63.7%	-1.5%	pts.	$162.17	0.7%
Residence Inn by Marriott	$121.19	-2.4%	72.1%	-1.4%	pts.	$168.00	-0.5%
Fairfield by Marriott	$85.04	-2.3%	63.7%	-1.8%	pts.	$133.48	0.4%
Composite US & Canada Select[4]	$104.25	-1.8%	66.7%	-1.5%	pts.	$156.21	0.4%
US & Canada - All[5]	$126.44	-0.1%	66.0%	-1.1%	pts.	$191.71	1.6%

[1] Includes JW Marriott, The Ritz-Carlton, W Hotels, The Luxury Collection, St. Regis, and EDITION.
[2] Includes Marriott Hotels, Sheraton, Westin, Renaissance Hotels, Autograph Collection, Delta Hotels by Marriott, and Gaylord Hotels. Systemwide also includes Le Méridien and Tribute Portfolio.
[3] Includes Composite US & Canada Luxury and Composite US & Canada Premium.
[4] Includes Courtyard by Marriott, Residence Inn by Marriott, Fairfield by Marriott, SpringHill Suites by Marriott, TownePlace Suites by Marriott, Four Points by Sheraton, Aloft Hotels, Element Hotels, AC Hotels by Marriott, and Moxy Hotels.

[5] Includes US & Canada Full-Service and Composite US & Canada Select.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS
In Constant $

Comparable Company-Operated US & Canada Properties
	Twelve Months Ended December 31, 2025 and December 31, 2024
	RevPAR		Occupancy			Average Daily Rate
Brand	2025	vs. 2024	2025	vs. 2024		2025	vs. 2024
JW Marriott	$242.57	3.1%	70.9%	-0.2%	pts.	$342.21	3.4%
The Ritz-Carlton	$371.17	6.4%	66.5%	1.0%	pts.	$557.81	4.7%
W Hotels	$260.57	4.1%	69.0%	1.4%	pts.	$377.38	2.0%
Composite US & Canada Luxury[1]	$317.38	4.9%	69.3%	0.6%	pts.	$457.86	4.0%
Marriott Hotels	$171.75	1.3%	68.7%	-1.1%	pts.	$249.89	3.0%
Sheraton	$166.37	0.8%	67.3%	-1.5%	pts.	$247.15	3.1%
Westin	$185.64	2.9%	69.4%	-0.2%	pts.	$267.62	3.3%
Composite US & Canada Premium[2]	$171.36	2.1%	68.6%	-0.6%	pts.	$249.89	2.9%
US & Canada Full-Service[3]	$203.53	3.0%	68.7%	-0.3%	pts.	$296.10	3.5%
Courtyard by Marriott	$111.66	-1.4%	66.2%	-0.8%	pts.	$168.71	-0.2%
Residence Inn by Marriott	$149.75	-1.4%	75.7%	-0.8%	pts.	$197.74	-0.4%
Composite US & Canada Select[4]	$127.04	-1.3%	69.7%	-0.7%	pts.	$182.15	-0.3%
US & Canada - All[5]	$185.78	2.3%	69.0%	-0.4%	pts.	$269.36	2.9%

Comparable Systemwide US & Canada Properties
	Twelve Months Ended December 31, 2025 and December 31, 2024
	RevPAR		Occupancy			Average Daily Rate
Brand	2025	vs. 2024	2025	vs. 2024		2025	vs. 2024
JW Marriott	$232.98	2.8%	71.5%	0.2%	pts.	$325.77	2.5%
The Ritz-Carlton	$369.30	6.5%	67.0%	1.1%	pts.	$551.56	4.8%
W Hotels	$260.57	4.1%	69.0%	1.4%	pts.	$377.38	2.0%
Composite US & Canada Luxury[1]	$295.15	4.6%	70.0%	0.7%	pts.	$421.61	3.5%
Marriott Hotels	$143.02	1.4%	67.4%	-0.5%	pts.	$212.20	2.1%
Sheraton	$130.43	0.6%	66.5%	-0.7%	pts.	$196.13	1.6%
Westin	$166.12	2.1%	69.6%	-0.1%	pts.	$238.62	2.2%
Composite US & Canada Premium[2]	$147.34	1.8%	67.8%	-0.2%	pts.	$217.29	2.1%
US & Canada Full-Service[3]	$163.87	2.4%	68.1%	-0.1%	pts.	$240.78	2.5%
Courtyard by Marriott	$109.72	-1.6%	67.5%	-1.2%	pts.	$162.63	0.3%
Residence Inn by Marriott	$129.95	-0.9%	75.9%	-0.6%	pts.	$171.19	0.0%
Fairfield by Marriott	$92.11	-1.1%	67.8%	-1.1%	pts.	$135.83	0.5%
Composite US & Canada Select[4]	$111.10	-0.9%	70.5%	-0.9%	pts.	$157.51	0.4%
US & Canada - All[5]	$132.35	0.7%	69.5%	-0.6%	pts.	$190.33	1.5%

[1] Includes JW Marriott, The Ritz-Carlton, W Hotels, The Luxury Collection, St. Regis, and EDITION.
[2] Includes Marriott Hotels, Sheraton, Westin, Renaissance Hotels, Autograph Collection, Delta Hotels by Marriott, and Gaylord Hotels. Systemwide also includes Le Méridien and Tribute Portfolio.
[3] Includes Composite US & Canada Luxury and Composite US & Canada Premium.
[4] Includes Courtyard by Marriott, Residence Inn by Marriott, Fairfield by Marriott, SpringHill Suites by Marriott, TownePlace Suites by Marriott, Four Points by Sheraton, Aloft Hotels, Element Hotels, AC Hotels by Marriott, and Moxy Hotels.

[5] Includes US & Canada Full-Service and Composite US & Canada Select.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS
In Constant $

Comparable Company-Operated International Properties
	Three Months Ended December 31, 2025 and December 31, 2024
	RevPAR		Occupancy			Average Daily Rate
Region	2025	vs. 2024	2025	vs. 2024		2025	vs. 2024
Europe	$224.10	2.2%	72.7%	1.2%	pts.	$308.30	0.6%
Middle East & Africa	$185.54	12.9%	76.5%	2.5%	pts.	$242.47	9.2%
Greater China	$87.21	3.7%	69.1%	0.6%	pts.	$126.22	2.8%
Asia Pacific excluding China	$144.88	8.8%	73.8%	1.3%	pts.	$196.26	6.8%
Caribbean & Latin America	$205.98	0.2%	67.2%	0.7%	pts.	$306.63	-0.9%

International - All[1]	$140.58	6.6%	71.9%	1.2%	pts.	$195.43	4.8%

Worldwide[2]	$157.58	4.5%	69.5%	0.3%	pts.	$226.85	3.9%

Comparable Systemwide International Properties
	Three Months Ended December 31, 2025 and December 31, 2024
	RevPAR		Occupancy			Average Daily Rate
Region	2025	vs. 2024	2025	vs. 2024		2025	vs. 2024
Europe	$154.28	3.4%	71.2%	1.5%	pts.	$216.81	1.2%
Middle East & Africa	$168.76	12.8%	75.3%	1.7%	pts.	$224.25	10.3%
Greater China	$80.63	3.4%	67.8%	0.3%	pts.	$119.01	2.9%
Asia Pacific excluding China	$147.58	8.8%	74.3%	1.0%	pts.	$198.67	7.3%
Caribbean & Latin America	$128.42	2.1%	64.0%	1.1%	pts.	$200.77	0.3%

International - All[1]	$130.02	6.1%	70.4%	1.0%	pts.	$184.71	4.5%

Worldwide[2]	$127.64	1.9%	67.4%	-0.4%	pts.	$189.27	2.5%

[1] Includes Europe, Middle East & Africa, Greater China, Asia Pacific excluding China, and Caribbean & Latin America.
[2] Includes US & Canada - All and International - All.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS
In Constant $

Comparable Company-Operated International Properties
	Twelve Months Ended December 31, 2025 and December 31, 2024
	RevPAR		Occupancy			Average Daily Rate
Region	2025	vs. 2024	2025	vs. 2024		2025	vs. 2024
Europe	$236.81	3.1%	72.8%	2.1%	pts.	$325.42	0.1%
Middle East & Africa	$142.33	9.8%	70.4%	2.2%	pts.	$202.26	6.3%
Greater China	$82.87	0.4%	68.5%	0.6%	pts.	$121.05	-0.5%
Asia Pacific excluding China	$130.17	8.0%	71.4%	1.3%	pts.	$182.35	6.0%
Caribbean & Latin America	$196.90	5.5%	66.3%	0.2%	pts.	$296.77	5.1%

International - All[1]	$127.93	5.2%	69.9%	1.2%	pts.	$183.05	3.4%

Worldwide[2]	$151.41	3.7%	69.5%	0.6%	pts.	$217.80	2.9%

Comparable Systemwide International Properties
	Twelve Months Ended December 31, 2025 and December 31, 2024
	RevPAR		Occupancy			Average Daily Rate
Region	2025	vs. 2024	2025	vs. 2024		2025	vs. 2024
Europe	$160.65	3.3%	71.3%	1.7%	pts.	$225.44	0.8%
Middle East & Africa	$131.32	10.4%	69.7%	2.0%	pts.	$188.33	7.2%
Greater China	$76.53	0.4%	67.0%	0.4%	pts.	$114.20	-0.2%
Asia Pacific excluding China	$133.12	8.4%	72.2%	1.5%	pts.	$184.36	6.2%
Caribbean & Latin America	$126.14	4.3%	63.1%	0.1%	pts.	$199.85	4.2%

International - All[1]	$121.75	5.1%	68.9%	1.1%	pts.	$176.73	3.4%

Worldwide[2]	$128.80	2.0%	69.3%	0.0%	pts.	$185.81	2.1%

[1] Includes Europe, Middle East & Africa, Greater China, Asia Pacific excluding China, and Caribbean & Latin America.
[2] Includes US & Canada - All and International - All.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA
($ in millions)

	Fiscal Year 2025
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
Net income, as reported	$665	$763	$728	$445	$2,601
Cost reimbursement revenue	(4,655)	(4,932)	(4,760)	(4,857)	(19,204)
Reimbursed expenses	4,722	4,874	4,739	5,168	19,503
Interest expense	192	203	206	208	809
Interest expense from unconsolidated joint ventures	1	3	2	1	7
Provision for income taxes	99	291	266	137	793
Depreciation and amortization	51	53	50	59	213
Contract investment amortization	28	29	29	49	135
Depreciation and amortization classified in reimbursed expenses	57	61	64	69	251
Depreciation, amortization, and impairments from unconsolidated joint ventures	4	4	4	6	18
Stock-based compensation	52	58	61	65	236
Restructuring and merger-related charges (recoveries), and other	1	8	(40)	29	(2)
Expenses related to Sonder Termination	—	—	—	23	23
Adjusted EBITDA†	$1,217	$1,415	$1,349	$1,402	$5,383

Change from 2024 Adjusted EBITDA†	7%	7%	10%	9%	8%

	Fiscal Year 2024
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
Net income, as reported	$564	$772	$584	$455	$2,375
Cost reimbursement revenue	(4,433)	(4,728)	(4,617)	(4,704)	(18,482)
Reimbursed expenses	4,501	4,645	4,681	4,972	18,799
Interest expense	163	173	179	180	695
Interest expense from unconsolidated joint ventures	2	2	1	3	8
Provision for income taxes	163	268	202	143	776
Depreciation and amortization	45	47	45	46	183
Contract investment amortization	23	27	26	27	103
Depreciation and amortization classified in reimbursed expenses	48	50	52	56	206
Depreciation, amortization, and impairments from unconsolidated joint ventures	5	3	4	3	15
Stock-based compensation	53	57	63	64	237
Restructuring and merger-related charges, and other	8	8	9	52	77
Gain on asset dispositions	—	—	—	(11)	(11)
Adjusted EBITDA†	$1,142	$1,324	$1,229	$1,286	$4,981

† Denotes non-GAAP financial measures. Please see the Explanation of Non-GAAP Financial and Performance Measures section in these press release schedules for information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA FORECAST
FIRST QUARTER 2026
($ in millions)

	Range
	Estimated First Quarter 2026		First Quarter 2025
Net income excluding certain items[1]	$667	$682
Interest expense	213	213
Interest expense from unconsolidated joint ventures	2	2
Provision for income taxes	215	220
Depreciation and amortization	51	51
Contract investment amortization	31	31
Depreciation and amortization classified in reimbursed expenses	68	68
Depreciation, amortization, and impairments from unconsolidated joint ventures	4	4
Stock-based compensation	54	54
Adjusted EBITDA†	$1,305	$1,325	$1,217

Increase over 2025 Adjusted EBITDA†	7%	9%

† Denotes non-GAAP financial measures. Please see the Explanation of Non-GAAP Financial and Performance Measures section in these press release schedules for information about our reasons for providing these alternative financial measures and the limitations on their use.

[1] Guidance excludes cost reimbursement revenue, reimbursed expenses, and restructuring and merger-related recoveries/charges, and other expenses, each of which the company cannot forecast with sufficient accuracy and without unreasonable efforts, and which may be significant, except for depreciation and amortization classified in reimbursed expenses, which is included in the caption "Depreciation and amortization classified in reimbursed expenses" above. Guidance does not reflect any potential asset sales or property or brand acquisitions that may occur during the year, each of which the company cannot forecast with sufficient accuracy and without unreasonable efforts, and which may be significant.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA FORECAST
FULL YEAR 2026
($ in millions)

	Range
	Estimated Full Year 2026		Full Year 2025
Net income excluding certain items[1]	$2,985	$3,051
Interest expense	895	895
Interest expense from unconsolidated joint ventures	7	7
Provision for income taxes	1,057	1,081
Depreciation and amortization	210	210
Contract investment amortization	133	133
Depreciation and amortization classified in reimbursed expenses	295	295
Depreciation, amortization, and impairments from unconsolidated joint ventures	17	17
Stock-based compensation	241	241
Adjusted EBITDA†	$5,840	$5,930	$5,383

Increase over 2025 Adjusted EBITDA†	8%	10%

† Denotes non-GAAP financial measures. Please see the Explanation of Non-GAAP Financial and Performance Measures section in these press release schedules for information about our reasons for providing these alternative financial measures and the limitations on their use.

[1] Guidance excludes cost reimbursement revenue, reimbursed expenses, and restructuring and merger-related recoveries/charges, and other expenses, each of which the company cannot forecast with sufficient accuracy and without unreasonable efforts, and which may be significant, except for depreciation and amortization classified in reimbursed expenses, which is included in the caption "Depreciation and amortization classified in reimbursed expenses" above. Guidance does not reflect any potential asset sales or property or brand acquisitions that may occur during the year, each of which the company cannot forecast with sufficient accuracy and without unreasonable efforts, and which may be significant.

MARRIOTT INTERNATIONAL, INC.
EXPLANATION OF NON-GAAP FINANCIAL AND PERFORMANCE MEASURES

In our press release and schedules, on the related conference call, and in the infographic made available in connection with our press release, we report certain financial measures that are not required by, or presented in accordance with, United States generally accepted accounting principles (“GAAP”). These non-GAAP financial measures are labeled as “adjusted” and/or identified with the symbol “†”. We discuss the manner in which the non-GAAP measures reported in this press release, schedules, and infographic are determined and management’s reasons for reporting these non-GAAP measures below, and the press release schedules reconcile each to the most directly comparable GAAP measures (with respect to the forward-looking non-GAAP measures, to the extent available without unreasonable efforts). Although management evaluates and presents these non-GAAP measures for the reasons described below, please be aware that these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for revenue, operating income, net income, earnings per share, or any other comparable operating measure prescribed by GAAP. In addition, we may calculate and/or present these non-GAAP financial measures differently than measures with the same or similar names that other companies report, and as a result, the non-GAAP measures we report may not be comparable to those reported by others.

Adjusted Operating Income and Adjusted Operating Income Margin. Adjusted operating income excludes cost reimbursement revenue, reimbursed expenses, restructuring and merger-related recoveries/charges, and other expenses, and certain non-cash impairment charges (when applicable), as well as impairment charges and expenses related to the Sonder Termination. Adjusted total revenues excludes cost reimbursement revenue and impairment charges related to the Sonder Termination. Adjusted operating income margin reflects Adjusted operating income divided by Adjusted total revenues. We believe that these are meaningful metrics because they allow for period-over-period comparisons of our ongoing operations before these items and for the reasons further described below.

Adjusted Net Income, Adjusted Diluted Earnings Per Share, and Adjusted Effective Tax Rate. Adjusted net income, Adjusted diluted earnings per share, and Adjusted effective tax rate reflect our net income, diluted earnings per share, and effective tax rate, respectively, excluding the impact of cost reimbursement revenue, reimbursed expenses, restructuring and merger-related recoveries/charges, and other expenses, certain non-cash impairment charges (when applicable), and gains and losses on asset dispositions made by us or by our joint venture investees (when applicable and if above a specified threshold), as well as impairment charges and expenses related to the Sonder Termination. Additionally, Adjusted net income, Adjusted diluted earnings per share, and Adjusted effective tax rate exclude the income tax effect of the above items (calculated using an estimated tax rate applicable to each item) and income tax special items, which in 2025 primarily related to the release of tax reserves. We believe that these measures are meaningful indicators of our performance because they allow for period-over-period comparisons of our ongoing operations before these items and for the reasons further described below.

Adjusted Earnings Before Interest Expense, Taxes, Depreciation and Amortization (“Adjusted EBITDA”). Adjusted EBITDA reflects net income excluding the impact of the following items: cost reimbursement revenue and reimbursed expenses, interest expense, depreciation and amortization, provision for income taxes, restructuring and merger-related recoveries/charges, and other expenses, and stock-based compensation expense for all periods presented. When applicable, Adjusted EBITDA also excludes certain non-cash impairment charges and gains and losses on asset dispositions made by us or by our joint venture investees (if above a specified threshold). In addition, in 2025, Adjusted EBITDA excludes expenses related to the Sonder Termination.

In our presentations of Adjusted operating income and Adjusted operating income margin, Adjusted net income and Adjusted diluted earnings per share, Adjusted effective tax rate, and Adjusted EBITDA, we exclude restructuring and merger-related recoveries/charges as well as charges related to legal proceedings that are outside of the ordinary course of our business, both of which we record in the “Restructuring and merger-related (recoveries) charges, and other” caption of our Consolidated Statements of Income (our “Income Statements”). We also exclude impairment charges and expenses related to the Sonder Termination, which we record in the “Contract investment amortization” and “Owned, leased, and other expense” captions of our Income Statements, as they are related to the cessation of operations of an entire brand, which is a nonrecurring event. In addition, we exclude non-cash impairment charges (if above a specified threshold) related to our franchise and management contracts (if the impairment is non-routine), leases, equity investments, and other capitalized assets, which we record in the “Contract investment amortization,” “Depreciation, amortization, and other,” and “Equity in earnings” captions of our Income Statements. These adjustments allow for period-over period comparisons of our ongoing operations before the impact of these items. We exclude cost reimbursement revenue and reimbursed expenses, which relate to property-level and centralized programs and services that we operate for the benefit of our hotel owners and certain other counterparties, and for which we receive reimbursement under our agreements with hotel owners and certain other counterparties with no added mark-up. We do not operate these property-level and centralized programs and services to generate a profit over the long term, and accordingly, when we recover the costs that we incur for these programs and services from our hotel owners and certain other counterparties, we do not seek a mark-up. For property-level services, we recognize cost reimbursement revenue at the same time that we incur expenses, and property-level services have no net impact on our Income Statements in the reporting period. However, for centralized programs and services, we may be reimbursed before or after we incur expenses, causing timing differences between the costs we incur and the related reimbursement from hotel owners and certain other counterparties in our operating and net income. Over the long term, these programs and services are not designed to impact our economics, either positively or negatively. Because we do not retain any such profits or losses over time, we exclude the net impact when evaluating period-over-period changes in our operating results.

We believe that Adjusted EBITDA is a meaningful indicator of our operating performance because it permits period-over-period comparisons of our ongoing operations before these items. Our use of Adjusted EBITDA also facilitates comparison with results from other lodging companies because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels, and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provisions for income taxes can vary considerably among companies. Our Adjusted EBITDA also excludes depreciation and amortization expense, which

MARRIOTT INTERNATIONAL, INC.
EXPLANATION OF NON-GAAP FINANCIAL AND PERFORMANCE MEASURES

we report under “Depreciation, amortization, and other” as well as depreciation and amortization classified in “Contract investment amortization,” “Reimbursed expenses,” and “Equity in earnings” of our Income Statements, because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. Depreciation and amortization classified in “Reimbursed expenses” reflects depreciation and amortization of Marriott-owned assets, for which we receive cash from hotel owners and certain other counterparties to reimburse the company for its investments made for the benefit of the system. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies. We exclude stock-based compensation expense in all periods presented to address the considerable variability among companies in recording compensation expense because companies use stock-based payment awards differently, both in the type and quantity of awards granted.

RevPAR. In addition to the foregoing non-GAAP financial measures, we present Revenue per Available Room (“RevPAR”) as a performance measure. We believe RevPAR, which we calculate by dividing property level room revenue by total rooms available for the period, is a meaningful indicator of our performance because it measures the period-over-period change in room revenues. RevPAR may not be comparable to similarly titled measures, such as revenues, and should not be viewed as necessarily correlating with our fee revenue. We also believe occupancy and average daily rate (“ADR”), which are components of calculating RevPAR, are meaningful indicators of our performance. Occupancy, which we calculate by dividing total rooms sold by total rooms available for the period, measures the utilization of a property’s available capacity. ADR, which we calculate by dividing property level room revenue by total rooms sold, measures average room price and is useful in assessing pricing levels. Comparisons to prior periods are on a constant U.S. dollar basis, which we calculate by applying exchange rates for the current period to the prior comparable period. We believe constant dollar analysis provides valuable information regarding the performance of hotels in our system as it removes currency fluctuations from the presentation of such results.

We define our comparable properties as hotels in our system that were open and operating under one of our brands since the beginning of the last full calendar year (since January 1, 2024 for the current period) and have not, in either the current or previous year: (1) undergone significant room or public space renovations or expansions, (2) been converted between company-operated and franchised, or (3) sustained substantial property damage or business interruption. Our comparable properties also exclude MGM Collection with Marriott Bonvoy, Design Hotels, The Ritz-Carlton Yacht Collection, residences, and timeshare properties.

We use the term “hotel owners” throughout these schedules to refer, collectively, to owners of hotels and other lodging offerings operating in our system pursuant to franchise agreements, management agreements, license agreements or similar arrangements, and we use the term “hotels in our system” to refer to hotels and other lodging offerings operating in our system pursuant to such arrangements, as well as hotels that we own or lease. The terms “hotel owners” and “hotels in our system” exclude Homes & Villas by Marriott BonvoySM (which we also exclude from our property and room count), timeshare, residential, and The Ritz-Carlton Yacht Collection®.